Van Kampen Advantage Municipal Income Trust II
                       Item 77(o) 10F-3 Transactions
                     April 1, 2002 - October 31, 2002



  Security    Purcha  Offeri     Total     Amount     % of   % of   Brokers
 Purchased     se/      ng     Amount of     of     Offerin  Funds
              Trade    Price   Offering    Shares      g     Total
               Date     of                 Purchas  Purchas  Asset
                      Shares                 ed        ed      s
                                           By Fund  By Fund
              08/22/  Variou  258,465,000  1,745,0   0.675%  0.9%   Bear
                02       s                   00                     Stearns,
 Municipal                                                          JP Morgan,
  Electric                                                          Goldman
 Authority                                                          Sachs,
 of Georgia                                                         Lehman
                                                                    Brothers,
                                                                    Morgan
                                                                    Stanley,
                                                                    Salomon
                                                                    Smith
                                                                    Barney,
                                                                    Paine
                                                                    Webber,
                                                                    Wachovia
                                                                    Bank